CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 31, 1999 included in The Cherry Corporation's Form 10-K for the year ended February 28, 1999 and to all references to our Firm included in this registration statement.





                                                    ARTHUR ANDERSEN LLP

Chicago, Illinois
July 30, 1999